UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 3, 2016

MYRIAD GENETICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-26642	87-0494517
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

320 Wakara Way

Salt Lake City, Utah 84108

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (801) 584-3600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	Entry into a Material Definitive Agreement.

On August 3, 2016, Myriad Genetics, Inc. (“Myriad”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Myriad Merger Sub, Inc., a wholly owned subsidiary of the Company (“Merger Subsidiary”), Assurex Health, Inc. (“Assurex”), and Fortis Advisors LLC, as the representative of the securityholders of Assurex.

The Merger Agreement provides that Myriad will pay an aggregate cash purchase price to the security holders of Assurex of $225 million, subject to adjustment for Assurex’s working capital and indebtedness and other amounts to be determined in accordance with the Merger Agreement (as adjusted, the “Purchase Price”). Additionally, subject to the limitations described in the Merger Agreement , Myriad will be required to pay securityholders additional amounts in cash of up to $185 million in performance-based milestones (the “Additional Payments,” and together with the Purchase Price, the “Merger Consideration”).

The acquisition is structured as a reverse triangular merger transaction in which the Merger Subsidiary will merge with and into Assurex, with Assurex surviving the merger as the surviving corporation and a wholly owned subsidiary of Myriad (the “Merger”).

All shares of capital stock of Assurex outstanding at the closing of the Merger (the “Closing”), together with all “in-the-money” stock options and warrants, will be cancelled and converted into a right to receive a cash portion of the Merger Consideration. Out-of-the-money stock options will be cancelled. Upon the Closing, $18.5 million will be deposited into an escrow account to fund (i) any post-closing adjustments to the Merger Consideration payable to Myriad based upon differences between (a) the estimated working capital and the actual working capital of Assurex at Closing and (b) the estimated indebtedness and the actual indebtedness of Assurex at Closing, and (ii) any indemnification claims made by Myriad pursuant to the Merger Agreement. A portion of any Additional Payments will be deposited by Myriad into the escrow account. The escrow account will last 18 months. Securityholders of Assurex will be asked to sign joinder agreements, pursuant to which they will become parties to the Merger Agreement and agree to be bound by the indemnification obligations in the Merger Agreement, provide releases of claims and appoint a securityholders’ agent. Those securityholders who do not sign joinders will be subject to an additional escrow covering 20% of their proceeds payable at closing.

The Merger Agreement provides for customary representations, warranties and covenants by Myriad and Assurex. Under the terms of the Merger Agreement, the stockholders of Assurex are obligated to indemnify Myriad for all losses resulting from breaches of Assurex’s representations and warranties, Assurex’s breach or failure to perform its covenants under the Merger Agreement, and certain other specified matters. Certain of the Assurex’s indemnity obligations in favor of Myriad apply only with respect to aggregate liabilities in excess of specified thresholds, are subject to caps and are effective only for specified periods of time. Myriad’s indemnification claims are limited to and must be satisfied out of the escrow amount, except in certain circumstances.

The Merger Agreement contains certain termination rights for Myriad and Assurex, including the right by either party to terminate the Merger Agreement if the Merger has not occurred within two months of the signing of the Merger Agreement. The Closing is expected to occur before the end of the first quarter of Myriad’s fiscal year 2017, and is subject to customary closing conditions and regulatory approval including, among others, antitrust clearance under the Hart-Scott-Rodino Antitrust Improvements Act of 1976. Myriad intends to fund the transaction through cash on hand and possibly short-term debt. The acquisition is not subject to a financing contingency. The Merger Agreement was approved by the Board of Directors of both Myriad and Assurex, and is conditioned on receiving the requisite stockholder approval of the Assurex stockholders.

ITEM 7.01	Regulation FD Disclosure.

On August 3, 2016, Myriad issued a press release announcing the execution of the Merger Agreement. On its conference call announcing the acquisition Myriad also delivered a slide presentation. A copy of the press release and slide presentation are furnished as Exhibit 99.1 and Exhibit 99.2 to this Current Report on Form 8-K and incorporated herein by reference. The press release and slide presentation will also be available under the “Investors –Events & Presentations” section of Myriad’s website at www.myriad.com.

Cautionary Statement Regarding Forward-Looking Statements

Exhibits 99.1 and 99.2 to this Current Report on Form 8-K include “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect current views about future events. Investors should not rely on forward-looking statements because actual results may differ materially from those predicted as a result of a number of potential risks and uncertainties. These potential risks and uncertainties include, but are not limited to: the likelihood and timing of the closing of the acquisition of Assurex; the risk that sales and profit margins of our existing molecular diagnostic tests and pharmaceutical and clinical services may decline or will not continue to increase at historical rates; risks related to our ability to transition from our existing product portfolio to our new tests; risks related to changes in the governmental or private insurers reimbursement levels for our tests or our ability to obtain reimbursement for our new tests at comparable levels to our existing tests; risks related to increased competition and the development of new competing tests and services; the risk that we may be unable to develop or achieve commercial success for additional molecular diagnostic tests and pharmaceutical and clinical services in a timely manner, or at all; the risk that we may not successfully develop new markets for our molecular diagnostic tests and pharmaceutical and clinical services, including our ability to successfully generate revenue outside the United States; the risk that licenses to the technology underlying our molecular diagnostic tests and pharmaceutical and clinical services tests and any future tests are terminated or cannot be maintained on satisfactory terms; risks related to delays or other problems with operating our laboratory testing facilities; risks related to public concern over our genetic testing in general or our tests in particular; risks related to regulatory requirements or enforcement in the United States and foreign countries and changes in the structure of the healthcare system or healthcare payment systems; risks related to our ability to obtain new corporate collaborations or licenses and acquire new technologies or businesses on satisfactory terms, if at all; risks related to our ability to successfully integrate and derive benefits from any technologies or businesses that we license or acquire; risks related to our projections about the potential market opportunity for our products; the risk that we or our licensors may be unable to protect or that third parties will infringe the proprietary technologies underlying our tests; the risk of patent-infringement claims or challenges to the validity of our patents; risks related to changes in intellectual property laws covering our molecular diagnostic tests and pharmaceutical and clinical services and patents or enforcement in the United States and foreign countries, such as the Supreme Court decision in the lawsuit brought against us by the Association for Molecular Pathology et al; risks of new, changing and competitive technologies and regulations in the United States and internationally; and other factors discussed under the heading “Risk Factors” contained in Item 1A of our most recent Annual Report on Form 10-K, which has been filed with the Securities and Exchange Commission, as well as any updates to those risk factors filed from time to time in our Quarterly Reports on Form 10-Q or Current Reports on Form 8-K. All information in the exhibits is as of the date of the exhibits, and Myriad undertakes no duty to update this information unless required by law.

ITEM 9.01	Financial Statements and Exhibits.

(d)

Exhibit Number	Description

99.1	Press Release issued by Myriad on August 3, 2016.

99.2	Investor slide presentation dated August 3, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MYRIAD GENETICS, INC.

Date: August 3, 2016	By:	/s/ R. Bryan Riggsbee
R. Bryan Riggsbee
Executive Vice President, Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release issued by Myriad on August 3, 2016.

99.2	Investor slide presentation dated August 3, 2016.